UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2019

GI DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55195	84-1621425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 51915

Boston, MA 02205

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 357-3300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	GID.ASX	Australia Securities Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2019, GI Dynamics, Inc. (the “Company”) entered into a Fourth Amendment to Senior Secured Convertible Promissory Note (the “Note Amendment”), by and between the Company, as borrower, and Crystal Amber Fund Limited, as holder (the “Holder”), pursuant to which the Company and the Holder amended the Senior Secured Convertible Promissory Note issued by the Company to the Holder on June 15, 2017 and amended on December 31, 2018, March 29, 2019 and April 30, 2019, in the aggregate principal amount of $5 million (as so amended, the “Note”) by extending the maturity date (and associated final conversion date) of the Note from July 1, 2019 to October 1, 2019.

In addition, on June 30, 2019, the Company entered into a Fourth Amendment to Note Purchase Agreement (the “NPA Amendment”) by and between the Company and the Holder, which NPA Amendment amended the Note Purchase Agreement, dated as of June 15, 2017, as amended on December 31, 2018, March 29, 2019 and April 30, 2019, by and between the Company and the Holder to provide for the amendment of the Note in the form of the Note Amendment.

The foregoing description of the Note Amendment and the NPA Amendment does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Note Amendment and the NPA Amendment, each of which will be included as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019.

A copy of the press release announcing the Note Amendment and NPA Amendment is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of GI Dynamics, Inc. dated July 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GI DYNAMICS, INC.
Dated: July 1, 2019	/s/ Charles Carter
Charles Carter
Chief Financial Officer